EXHIBIT 4.11


                           WARRANT PURCHASE AGREEMENT


      THIS WARRANT PURCHASE AGREEMENT (the "Agreement") is made and entered into this 15th day of June, 1999 by and between POSITRON CORPORATION, a Texas corporation (the "Company") and S. LEWIS MEYER (the "Investor").


                                R E C I T A L S :
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      WHEREAS, the Company desires to issue to Investor and the Investor desires to purchase from the Company a warrant (the "Warrant") to purchase 1,500,000 shares of the Company's common stock (the "Shares") all on the terms and conditions hereinafter provided. The Warrant and the Shares are hereafter collectively referred to as the "Securities".

      NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

      1. ISSUANCE OF WARRANT; REPURCHASE RIGHT. For a purchase price of $0.0067 per warrant (the "Per Warrant Purchase Price") representing an aggregate purchase price of $10,000 ("Aggregate Purchase Price") payable in cash upon execution hereof, the Company agrees to issue to Investor the Warrant, the form of which is attached hereto as Exhibit A. The Company reserves to itself the right to repurchase any portion of the Warrant issued pursuant to this Agreement, and the right to repurchase any stock issued upon exercise of any portion of the Warrant ("Repurchase Right"), as of a date 90 days following termination for any reason or for no reason of Investor's service to or affiliation with the Company. The price of repurchase will be equal to the Per Warrant Purchase Price regarding any portion of the Warrant that remains unexercised at the time the Company exercises its Repurchase Right, or the purchase price of the underlying stock (i.e. the exercise price of the Warrant) regarding any portion of the Warrant that has already been exercised at the time the Company exercises its Repurchase Right. The Repurchase Right shall lapse as follows: immediately upon issuance as to 375,000 shares; as to an additional 93,750 shares on September 15, 1999; and as to an additional 93,750 shares quarterly thereafter until the Company's Repurchase Right shall have lapsed as to all shares.

      2. INVESTOR REPRESENTATIONS. Investor hereby represents and warrants to the Company as follows:

            (a) The Investor understands that: (i)The offer and sale of the Securities by the Company to Investor has not been registered under the Securities Act of 1933 (the "Securities Act"), in reliance on an exemption from such registration available under the Securities Act and rules adopted thereunder; (ii)The Investor must hold the Warrant indefinitely unless the Securities are subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless an exemption from such registration and qualification is available.

            (b) The Investor is acquiring the Securities for his or her own account, for investment, and not with a view to any sale or distribution of any interest therein.

            (c) The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Investor is able to bear the economic risks of such an investment.

            (d)   All  statements  made,  and  information  furnished,   by  the
Investor in this certificate and all other information furnished by the Investor to the Company, are true and complete, to the best of the Investor's knowledge.

      3.    RESTRICTIONS ON TRANSFER. The Investor agrees that:

            (a) The Investor will not attempt to transfer the Securities in violation of the restrictions set forth in this Agreement.

            (b) The Company may note such restrictions on transfer in its records and refuse to recognize any transfer which violates this agreement or for which the Company has not received an acceptable opinion of counsel stating that such transfer will not violate such restrictions.

            (c) One or more legends indicating a lack of registration under the Securities Act and a lack of qualification under state securities laws will be imprinted on the Securities. One such legend shall read substantially as follows:

      THE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (i) IN A REGISTRATION UNDER SAID ACT OR (ii) IF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THAT EFFECT REASONABLY SATISFACTORY TO IT.

      4. BINDING ON SUCCESSORS; INDEMNIFICATION. The Investor agrees that the above representations and warranties are binding on the Investor's successors and assigns and are made for the benefit of the Company and any other persons who may become liable for violations of federal or state securities laws as a result of the falsity of any of the Investor's representations or warranties. The Investor agrees to indemnify, defend, and hold harmless such persons from any liability arising from the falsity of any of the Investor's representations or warranties or from the breach of any covenant of Investor contained herein.

      5. REGISTRATION RIGHTS. The Company hereby grants to Investor the following registration rights with respect to the Shares:

            (a)   Definitions.


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

            "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933 (the "Securities Act").

            "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, and the declaration or ordering of the effectiveness of such registration statement.

            "Registration Expenses" shall mean all expenses incurred by the Company in compliance with the provisions of this Section 5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expenses of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

            "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Shares and all fees and disbursements of counsel to Investor.

            "Shares" means the shares of the Company's common stock exercisable upon exercise of the Warrant and any common stock issued with respect thereto (e.g. upon a stock split or stock dividend.

            "Investor" means the person set forth above and any permitted assignee.

            (b)   COMPANY REGISTRATION.

                  (i) NOTICE OF REGISTRATION. If, at any time after the date hereof, the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

            a) promptly give to Investor written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

            b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Shares specified in a written request or requests, made by Investor within fifteen (15) days after receipt of the written notice from the Company described in this clause (i), except as set forth in Section 5(b)(ii) below.

                  (ii) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting: the Company shall so advise Investor as part of the written notice given pursuant to
Section 5(b) hereof. In such event, the right of Investor to registration pursuant to this Section 5 shall be conditioned upon Investor's participation in such underwriting and the inclusion of Investor's Shares in the underwriting to


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

the extent provided herein. Investor shall (together with the Company, its directors and officers, and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.

      Notwithstanding any other provision of this Section 5, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may exclude from such registration and underwriting some or all of the Shares which would otherwise be underwritten pursuant hereto. Any securities so excluded shall be apportioned pro rata among Investor and any other shareholders distributing their securities through such underwriting according to the total amount of securities otherwise entitled to be included therein owned by such shareholders or in such other proportions as shall mutually be agreed upon.

      If Investor disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

      The Company shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by the Company pursuant to this Section 5(b). All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

                  (iii) REGISTRATION PROCEDURES. In the case of registration effected by the Company pursuant to this Agreement, the Company will keep Investor advised in writing as to the initiation of registration and as to the completion thereof. At its expense, the Company will:

                        a) keep such registration effective for a period of one year or until Investor has completed the distribution described in the registration statement relating thereto, whichever first occurs;

                        b) furnish such number of prospectuses and other documents incident thereto as Investor from time to time may reasonably request; and

                        c) use its best efforts to register or qualify the Shares under the securities or blue sky laws of such jurisdictions as Investor may request; provided, however, that the Company shall not be obligated to register or qualify such Shares in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in order to effect such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

                        d) Notify the holder of Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.


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

            (c)   INDEMNIFICATION.

                  (i)   The Company will  indemnify  the  Investor,  each of its
officers, directors and partners, and each person controlling such Investor within the meaning of Section 15 of the Securities Act or the 1934 Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act or the 1934 Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, or the 1934 Act, or any rule or regulation promulgated under the Securities Act, or the 1934 Act, or under any state securities law or under common law, applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse the Investor, each of its officers, directors and partners, and each person controlling the Investor, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable (i) for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) and
(ii) in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Investor, controlling person or underwriter and stated to be specifically for use therein.

                  (ii) The Investor will, if Shares held by the Investor are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written


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

information furnished to the Company by an instrument duly executed by the Investor and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of the Investor under this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld), and (ii) shall be limited in an amount equal to the aggregate net proceeds of the shares sold by the Investor, except to the extent such liability arises out of or is based on willful misconduct by the Investor.

                  (iii) Each  party  entitled  to  indemnification   under  this
Section 5(d) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses, but shall pay the fees and expenses of one separate counsel retained by the Indemnified Party in the event of such conflict of interest. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (iv) If the indemnification provided for in this Section 5(d) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (v) The obligations of the Company and the Investor under this Section 5(d) shall survive the completion of any offering of Shares in a registration statement under this Section 5 and otherwise.


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


                  (vi) INFORMATION BY INVESTOR. The Investor of Shares included in any registration shall furnish to the Company such information regarding Investor, the Shares held by it and the distribution proposed by such Investor as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

                  (vii) TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted Holders under Section 5 may be assigned to a transferee or assignee in connection with any transfer or assignment of Shares by a Holder provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws and (ii) such assignee or transferee becomes a party to this Agreement and assumes all of the obligations of the transferring Holder under Section 5.

      6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

      7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      IN WITNESS WHEREOF, the undersigned purchasers of securities and the Company have executed this Agreement as of the day and year first above written.


                                            POSITRON CORPORATION


                                            By: /s/ Gary H. Brooks
                                            ------------------------------------
                                                       Its: President


                                            INVESTOR

                                            /s/ S. Lewis Meyer
                                            ------------------------------------
                                                      S. Lewis Meyer

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